Exhibit 8.1

List of Subsidiaries of Marine Harvest ASA

As of December 31, 2013

Company	Country	Ownership percent
Subsidiaries — Norway
Marine Harvest Holding AS	Norway	100.0
Marine Harvest Norway AS	Norway	100.0
Marine Harvest Ingredients AS	Norway	100.0
Sterling White Halibut AS	Norway	100.0
Marine Harvest Minority Holding AS	Norway	100.0
Marine Harvest Labrus AS	Norway	100.0

Subsidiaries - Americas
Marine Harvest North America Inc.	Canada	100.0
Marine Harvest Canada Inc.	Canada	100.0
Englewood Packing Company Ltd.	Canada	100.0
Marine Harvest Chile S.A	Chile	100.0
Ocean Horizons S.A	Chile	100.0
Fjord Seafood Chile S.A	Chile	100.0
Cultivadora de Salmones Linao S.A	Chile	100.0
Salmones Americanos S.A	Chile	100.0
Salmones Tecmar S.A	Chile	100.0
Salmones Lican S.A.	Chile	100.0
Processadora De Productos Marinos Delifish S.A	Chile	100.0
Salmoamerica Corp.	Panama	100.0
Aquamerica International Holdings S.A	Panama	100.0
Panamerica International Holdings S.A	Panama	100.0
Marine Harvest USA Holding LLC	USA	100.0
Ducktrap River of Maine LLC	USA	100.0
Marine Harvest USA LLC	USA	100.0

Subsidiaries - Asia
Marine Harvest China Co. Ltd.	China	100.0
Marine Harvest Hong Kong Cy Ltd	Hong Kong	100.0
Marine Harvest Japan Inc	Japan	100.0
Marine Harvest Food Service Inc	Japan	100.0
Marine Harvest Korea Co. Ltd	Korea	100.0
Marine Harvest Taiwan Co. Ltd	Taiwan	100.0
Marine Harvest Singapore Pte Ltd	Singapore	100.0

Subsidiaries - Europe
Marine Harvest Pieters NV	Belgium	100.0
Marine Harvest VAP Europe NV	Belgium	100.0
Marine Harvest Central and Eastern Europe s.r.o.	Czech Republic	100.0
Marine Harvest Faroes P/F	Faroes	100.0
Marine Harvest VAP France SAS	France	100.0
Marine Harvest Appéti’ Marine SAS	France	100.0
Marine Harvest Boulogne SAS	France	100.0
Marine Harvest Rolmer SAS	France	100.0
Marine Harvest Lorient SAS	France	100.0
J.L. Solimer SARL	France	100.0
Marine Harvest Kritsen SAS	France	100.0
Marine Harvest Rennes SAS	France	100.0
Belisco Ehf	Iceland	100.0
Comhlucht Iascaireachta Fanad Teoranta	Ireland	100.0
Feirm Farraige Oilean Chliara Teoranta	Ireland	92.0
Marine Harvest Italia S.R.L.	Italy	100.0
Marine Harvest NV	Netherlands	100.0
Marine Harvest International BV	Netherlands	100.0
Marine Harvest Holland BV	Netherlands	100.0
Marine Harvest Sterk Holding BV	Netherlands	100.0
Marine Harvest Sterk BV	Netherlands	100.0
Marine Harvest Poland Sp. Zoo	Poland	100.0
Marine Harvest (Scotland) Ltd	Scotland	100.0
Marine Harvest Spain, S.L.	Spain	100.0

Morpol ASA	Norway	100.0

Subsidiaries - Morpol
Morpol S.A.	Poland	100.0
Laurin Seafood Sp. z o.o.	Poland	100.0
Morpol VAP Sp. z o.o.	Poland	100.0
Morpol Technology Sp. z o.o.	Poland	100.0
MK Delikatesy Sp. z o.o.	Poland	100.0
Epigon S.A.	Poland	100.0
Waynor Trading AS	Norway	100.0
Laschinger Seafood GmbH	Germany	100.0
Laschinger Produktions GmbH	Germany	100.0
Morpol France SAS	France	100.0
Morpol France Production SAS	France	100.0
Morpol Italia S.R.L.	Italia	100.0
Morpol America Inc.	USA	100.0
Morpol UK Co. Ltd.	UK	100.0
Morpol Japan CO. Ltd.	Japan	89.0
Morpol Transport Sp. z o.o.	Poland	100.0
Brookside Products Ltd.	UK	100.0
Northern Isles Salmon Ltd.	UK	100.0
Mainland Salmon Ltd.	UK	100.0
Orkney Salmon Ltd.	UK	96.8
Lakeland Smolt Ltd.	UK	100.0
Lakeland Unst Ltd.	UK	100.0
Hoganess Salmon Ltd.	UK	100.0
Sea Products of Scotland Ltd.	UK	100.0
Lakeland Cairndow Ltd.	UK	100.0
Migdale Smolt Ltd.	UK	50.1
Migdale Transport Ltd.	UK	50.1
Morpol Holdings Singapore Pte Ltd	Singapore	100.0
Amanda Foods Vietnam Ltd.	Vietnam	100.0
Jøkelfjord Laks AS	Norway	100.0
Jøkelsmolt AS	Norway	100.0
Jøkelfjord Edelfisk AS	Norway	100.0
Meridian Salmon Group Ltd.	UK	100.0
Meridian Salmon Ltd.	UK	100.0
Meridian Salmon Farms Ltd.	UK	100.0
Meridian Salmon Farms (Smolt) Ltd.	UK	100.0
Meridian Salmon Farms (Argyll) Ltd.	UK	100.0
Sound of Jura Salmon Ltd.	UK	100.0
Ocean Shells Ltd.	UK	100.0
Seagro Ltd.	UK	100.0
Cod and Shellfish (Scotland) Ltd.	UK	100.0
North Isles Seafarms Ltd.	UK	100.0
Heogland Salmon Company Ltd.	UK	100.0
Wester Sound Salmon Ltd.	UK	100.0
Marine Farms Ltd.	UK	100.0
Marine Farm Technology Ltd.	UK	100.0
Meridian Salmon Processing Ltd.	UK	100.0
Marine Products (Scotland) Ltd.	UK	80.0